Exhibit 28.2






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                       JUNE 30, 1999 AND DECEMBER 31, 1998







                                                             JUNE 30     DEC 31
                                                               1999       1998
                                                             ---------  --------
                                                                ($000 Omitted)


      Investments, at market, partially restricted:
          Short-term investments                               66,460     59,446
          U. S. Treasury and agency obliga                     20,316     24,086
          Municipal bonds                                     136,670    133,533
          Mortgage-backed securities                            8,786      4,233
          Corporate bonds                                      64,323     59,796
          Equity securities                                     5,744      5,664
                                                            ---------   --------

            TOTAL  INVESTMENTS                                302,299    286,758
                                                            =========   ========






NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) `short-term investments',
(2) `investments - statutory reserve funds' and (3) `investments - other'.